UNSECURED PROMISSORY NOTE
(EXTENSION NO. 2)

Original Date:	September 15, 2008
Borrower:	Grubb & Ellis Apartment REIT Holdings, LP a Virginia limited partnership 1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705
Lender:	NNN Realty Advisors, Inc. a Delaware corporation
Place for Payment:	NNN Realty Advisors, Inc. 1551 N. Tustin Ave., Suite 300 Santa Ana, CA 92705
Principal Amount:	Five Million Four Hundred Thousand Dollars ($5,400,000)
Extension of Maturity Date:

The date upon which the entire unpaid principal balance of
this Note, together with all accrued interest, and all
other sums due and payable under this Note, is hereby
extended from September 15, 2009 to December 15, 2009 (the
“Maturity Date”).

Interest Rate:	Effective September 15, 2009, the unpaid balance of this Note shall bear interest at a rate equal to 8.26% per annum (the “Interest Rate”).

All other terms of the original Note remain unchanged.

This Extension No. 2 is hereby executed as of September 15, 2009.

BORROWER:	Grubb & Ellis Apartment REIT Holdings, LP A Virginia limited partnership
By:Grubb & Ellis Apartment REIT, Inc. a Maryland corporation Its:General Partner
/s/ Stanley J. Olander, Jr. By: Stanley J. Olander, Jr. Its: Chief Executive Officer and President

LENDER:	NNN Realty Advisors, Inc. a Delaware corporation
/s/ Michael J. Rispoli By: Michael J. Rispoli Its: Chief Financial Officer